CONSENT OF FRANK L. SASSETTI & CO.

We hereby consent to the reference in this registration statement of our report dated February 23, 2005 on the financial statements of Providence Select Fund, Limited Partnership for the year ended December
31, 2004, for the period from May 16, 2003 (date of inception) through December 31, 2003 and the cumulative period from May 16, 2003
(date of inception) through December 31, 2004, and of our report dated February 23, 2005 on the financial statements of White Oak
Financial services, Inc. for the year ended December 31, 2004, for the period from April 21, 2003 (date of inception) through December
31, 2003 and for the cumulative period from April 21, 2003 (date of inception) through December 31, 2004, and to the use of our name appearing herein and elsewhere in the registration statement and are included in reliance upon our authority as experts in accounting and auditing.

                                           Frank L. Sassetti & Co.


                                           /s/ Frank L. Sassetti & Co.

April 20, 2005
Oak Park, Illinois